Exhibit 2.1

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment (this “Amendment”) to the Agreement and Plan of Merger, dated as of May 25, 2021 (the “Merger Agreement”), by and among Foresight Acquisition Corp. (“Foresight”), FAC Merger Sub LLC (“Merger Sub”) and P3 Health Group Holdings, LLC (the “Company”) is effective as of November 21, 2021. Foresight, Merger Sub, and the Company are collectively referred to herein as the “Parties”. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, pursuant to Section 8.04 of the Merger Agreement, at any time prior to the P3 Effective Time, the Parties may amend the Merger Agreement pursuant to an instrument in writing signed by each of the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement to extend the Outside Date as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties hereby amend Section 8.01(b) of the Merger Agreement by replacing the phrase “November 25, 2021” contained therein in its entirety with the phrase “December 8, 2021”.

2. Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

3. This Amendment and the Merger Agreement (and the exhibits and schedules thereto) constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

4. The terms and provisions of Sections 8.04, 9.02, 9.04, 9.06, 9.07, 9.08, 9.09 and 9.10 of the Merger Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

(Signature Page Follows)

IN WITNESS WHEREOF, Foresight, Merger Sub and the Company have caused this Amendment to be signed, all as of the date first written above.

FORESIGHT:

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name:	Michael Balkin
Title:	Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]

IN WITNESS WHEREOF, Foresight, Merger Sub and the Company have caused this Amendment to be signed, all as of the date first written above.

MERGER SUB:
FAC MERGER SUB LLC

By:	/s/ Michael Balkin
Name:	Michael Balkin
Title:	Manager

[Signature Page to First Amendment to Merger Agreement]

IN WITNESS WHEREOF, Foresight, Merger Sub and the Company have caused this Amendment to be signed, all as of the date first written above.

COMPANY:

P3 HEALTH GROUP HOLDINGS, LLC

By:	/s/ Sherif Abdou
Name:	Sherif Abdou
Title:	Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]